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                                                                   Exhibit 99.10

PERSONAL AND CONFIDENTIAL



September 30, 2002

Board of Directors
Sonera Corporation
Teollisuuskatu 15
00510 Helsinki
Finland


Re:      Registration Statement on Form F-4 of Telia AB (publ.)



Gentlemen and Madame:

Reference is made to our opinion letter, dated March 26, 2002, with respect to the fairness from a financial point of view to the holders of the outstanding ordinary shares (the "Shares") of Sonera Corporation (the "Company") of the exchange ratio of 1.51440 ordinary shares, nominal value SEK 3.20 per share, of Telia AB (publ.) ("Telia") to be received for each Share pursuant to the combination agreement, dated as of March 26, 2002, between Telia and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Telia has determined to include our opinion in the above-referenced Registration Statement. Our opinion is not intended to, and may not, be relied upon by Telia.

In that regard, we hereby consent to the reference to our opinion under the captions "SUMMARY - Opinion of Financial Advisor to Sonera", "THE TRANSACTION - Considerations of Sonera's Board of Directors" and "THE TRANSACTION - Opinion of Financial Advisor to Sonera" and to the inclusion of the foregoing opinion in the Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.





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Board of Directors
Sonera Corporation
September 30, 2002
Page Two



Very truly yours,


GOLDMAN SACHS INTERNATIONAL


By:

         /s/ Charles Manby
         ------------------------------
         Managing Director